EXHIBIT 13(a)

                        Consent of Coopers & Lybrand LLP
         (regarding the Audited Financial Statements of the Registrant)


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We  consent  to the  inclusion  in the  Post-Effective  No. 7 (File No.
333-03093) under the Securities Act of 1933 and Post-Effective Amendment No. 9 (File No. 811-07615) under the Securities Act of 1940 to the Registration Statement of Form N-3 of Rydex Advisor Variable Annuity Account (the "Separate Account") of our report dated March 6, 1998 on our audit of the financial statements and financial highlights of the Separate Account, consisting of the Nova subaccount, Ursa subaccount, Money Market subaccount, OTC subaccount, Precious Metals subaccouant, U.S. Government Bond subaccount, and Juno subaccount, which report is included in the Annual Report to Shareholders for the period ended December 31, 1997 which is included in the Registration Statement.

         We also consent to the reference to our firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.






                           /s/ Coopers & Lybrand L.L.P.
                           COOPERS & LYBRAND L.L.P.






Baltimore, Maryland
April 28, 1998